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                                                           EXHIBIT 99.1


Contacts:         For Media:        Kevin Foley
                                    (212) 578-4132

                  For Investors:    Eric Steigerwalt
                                    (212) 578-8670

               METLIFE ANNOUNCES LOSSES IN ITS AUTO & HOME SEGMENT

New York, NY, March 13, 2001 - MetLife, Inc. [NYSE: MET] announced today that it expects operating losses in its Auto & Home segment for the first quarter of 2001. The company cited increasing claims frequency and severity resulting from adverse weather, primarily in the Northeast and Southeast, as the main contributors to operating losses in January and February.

The company estimates that its Auto & Home segment lost $22 million after-tax, or approximately $0.05 per share below earlier expectations, for the two months ended February 28, 2001. "As a result of these losses, we will be implementing additional price increases of 2% to 3% above the 5% increase we announced earlier this year," said Robert H. Benmosche, MetLife chairman and chief executive officer. "These price increases, which will occur on policy anniversary dates, will be introduced during 2001 and will primarily benefit 2002 earnings."

As a result of this adverse performance in the Auto & Home segment, MetLife currently expects to report first quarter operating earnings per share approximately $0.05 below previous guidance. MetLife also currently expects full year 2001 operating earnings to be $0.05 per share below previous guidance.

MetLife will report its first quarter 2001 results on May 8, 2001.

MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and group customers. The MetLife companies serve approximately nine million individual households in the U.S. and companies and institutions with 33 million employees and members. It also has international insurance operations in 12 countries.

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This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the company's operations and financial results and the business and the products of the company, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.


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Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to, the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (iv) catastrophe losses; (v) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company's products or services; (vi) downgrades in the company's affiliates' claims paying ability or financial strength ratings; (vii) discrepancies between actual claims experience and assumptions used in setting prices for the company's products and establishing the liabilities for the company's obligations for future policy benefits and claims; (viii) adverse litigation or arbitration results; and (ix) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.